Exhibit 99.1

MCG Capital Corporation 1100 Wilson Boulevard Suite 3000 Arlington, VA 22209 (703) 247-7500 (703) 247-7505 (FAX) MCGCapital.com	PRESS RELEASE Contact: Susan Camp (703) 247-7523 SCamp@MCGCapital.com

FOR IMMEDIATE RELEASE

MCG Capital Corporation Reports Fourth Quarter and 2006 Results

Increases Quarterly Dividend by $0.02 to $0.44

ARLINGTON, VA – February 27, 2007 – MCG Capital Corporation (Nasdaq: MCGC) announced today its results for the fourth quarter and year ended December 31, 2006. MCG will host an investment community conference call today at 10:00 a.m. ET.

Highlights:

	Three Months ended December 31,				% change	Twelve Months ended December 31,				% change
	2005		2006			2005		2006
Operating income	$32.9	M	$40.6	M	+23%	$119.5	M	$154.4	M	+29%
Net operating income	$16.7	M	$23.9	M	+43%	$60.5	M	$83.6	M	+38%
Net income	$18.6	M	$29.5	M	+59%	$68.2	M	$100.9	M	+48%
EPS	$0.37		$0.52		+41%	$1.42		$1.86		+31%
Gross originations and advances	$222.1	M	$128.0	M	-42%	$578.4	M	$595.8	M	+3%
Net increase in investment portfolio	$158.6	M	$50.4	M	-68%	$217.2	M	$160.0	M	-26%
Total investment portfolio at fair value at year end						$1,097.6	M	$1,257.6	M	+15%

Dividend Declaration and Guidance

MCG announced today that its Board of Directors has declared a first quarter 2007 dividend of $0.44 per share, representing a $0.02 per share increase from the fourth quarter 2006 dividend of $0.42 per share.

The dividend is payable as follows:

Record date: March 15, 2007

Payable date: April 27, 2007

For 2007, MCG currently estimates that dividends will be at least $1.76 per share. This estimate takes into consideration estimates of distributable net operating income, capital gains, net income and taxable income for 2007. The tax attributes of 2007 dividends will be determined after the end of the year and reported to shareholders on a Form 1099.

Conference Call/Webcast/Replay:

MCG will host an investment community conference call today, Tuesday, February 27th at 10:00 a.m. ET. Slides and financial information reviewed in the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

Conference Call:	Today – Tuesday, February 27, 2007 at 10:00 a.m. ET
Dial-in Number:	888/202-2422 or 913/981-5592 for international callers (no access code required)
Live Webcast /Replay:	http://investor.mcgcapital.com
Call Replay:	888/203-1112 or 719/457-0820 for international callers – replay pass code #7711749, through March 8, 2007

MCG Capital Corporation

Press Release

February 27, 2007

Valuation

MCG’s board of directors is responsible for determining the fair value of our portfolio investments on a quarterly basis. In connection with its process for determining fair value as of December 31, 2006, MCG retained two independent valuation firms to perform independent valuations of certain of our portfolio companies. Independent valuations were obtained for eleven portfolio companies including all companies in which MCG holds equity positions with a fair value greater than $10.0 million as of December 31, 2006. These valuations were considered by MCG’s board of directors in its determination of fair value of our investments. The following table summarizes the independent valuations performed:

$’s in millions	Total Investment Value	Equity Investment Value
Total value of MCG Portfolio at December 31, 2006	$1,257.6	$348.2
Number of Companies for which independent valuations were obtained	11	10
Total value of MCG Investment in Companies for which independent valuations were obtained	$486.0	$267.0
% of portfolio investments in companies for which independent valuations were obtained	39%	77%
% of non-accrual loans to companies for which independent valuations were obtained	62%	N/A

Cleartel Investment

During October 2006, our second largest portfolio company, Cleartel Communications, Inc. (“Cleartel”), a competitive local exchange carrier (“CLEC”) serving primarily residential customers, acquired Supra Telecom, a Florida-based CLEC. In conjunction with this acquisition, we invested an additional $19.8 million in Cleartel in the form of subordinated debt and restructured our existing debt investments in Cleartel by extending the maturity dates and modifying the interest rates.

As of December 31, 2006, we held Cleartel subordinated debt with a fair value of $72.0 million and Cleartel preferred stock with a fair value of $0.6 million, which includes a decrease in the fair value of the preferred stock of $40.1 million during the fourth quarter of 2006. This decrease in fair value is largely due to a decrease in valuations in comparable residential CLEC industry transactions that occurred during the fourth quarter of 2006. Cleartel was one of the portfolio companies for which an independent valuation was obtained as of December 31, 2006. At December 31, 2006, Cleartel represented approximately 5.8% of the fair value of our investments compared to 7.2% of the fair value of our investments at December 31, 2005. Additionally, our investment in Cleartel accounted for $7.5 million, or 4.8%, of our total operating income for the year ended December 31, 2006, compared to $3.7 million, or 3.1% of our total operating income for the year ended December 31, 2005.

MCG Capital Corporation

Press Release

February 27, 2007

Broadview Investment

We hold preferred stock in Broadview Networks Holdings, Inc. (“Broadview”), a CLEC serving primarily business customers and our largest portfolio company, with an aggregate fair value of $159.8 million at December 31, 2006, which includes an increase in the fair value of $38.1 million during the fourth quarter of 2006. This increase in fair value is primarily due to the strength of Broadview’s operating performance, an increase in valuations in comparable industry transactions during the fourth quarter of 2006 and enhanced value and synergies associated with the third quarter acquisition of ATX Communications by Broadview. Broadview was one of the portfolio companies for which an independent valuation was obtained as of December 31, 2006. The preferred stock is convertible into common stock and represents approximately a 58% ownership of the preferred stock and approximately a 52% ownership interest on an as-if converted basis. As of December 31, 2006, our preferred stock investment entitles us to aggregate claims of approximately $237.7 million, prior to any claims by Broadview common shareholders. We are also entitled to accumulating dividends on our preferred stock investment, which accumulate and compound quarterly at an annual rate of 12% on $237.7 million but are not payable in cash on a current basis. Further, because accumulating dividends are typically not considered as part of taxable income until they are received in cash, it is possible that our GAAP earnings may exceed our taxable earnings by a significant amount until such time as this investment is liquidated. Any amounts outstanding on Broadview’s $210 million bond offering and $25 million revolving credit facility from a third party are payable prior to any payments of preferred claims.

At December 31, 2006, our Broadview investment represented approximately 12.7% of the fair value of our total investments compared to 8.7% of the fair value of our total investments at December 31, 2005. Additionally, our investment in Broadview accounted for $22.3 million, or 14.5%, of our total operating income for the year ended December 31, 2006, compared to $17.5 million, or 14.6%, of our operating income for the year ended December 31, 2005.

Our ability to recognize income from our investments in Cleartel and Broadview on an ongoing basis will be dependent on the performance and value of each company.

Borrowing Facilities

On November 29, 2006, we amended our Revolving Unsecured Credit Facility with Bayerishce Hypo-Und Vereinsbank, AG, New York Branch (“HVB”). Pursuant to this amendment, the aggregate revolving commitment under this facility was increased from $75.0 million to $100.0 million and an additional lender was added to the facility. HVB, Chevy Chase Bank, and Sovereign Bank maintained their $50.0 million, $10.0 million, and $15.0 million commitments, respectively, and the additional $25.0 million was committed by Royal Bank of Canada.

Recent Developments

On February 1, 2007, we entered into the fifth amendment to our MCG Commercial Loan Funding Trust facility, funded by Three Pillars Funding LLC (“Three Pillars”), an asset-backed commercial paper conduit administered by SunTrust Capital Markets, Inc. Pursuant to this amendment, the $250.0 million facility provided by Three Pillars has been divided and will be funded through two separate Variable Funding Certificates (“VFCs”), a $218.8 million Class A VFC and a $31.2 million Class B VFC. The Class A VFC will maintain the same advance rate, of up to 70% of eligible collateral, and the same interest rate, the commercial paper rate plus 0.95%, as was in effect immediately prior to this amendment. The Class B VFC has an advance rate of 10% of eligible collateral and bears interest at the commercial paper rate plus 1.75%. This amendment effectively increases our overall borrowing advance rate by 10% from a maximum of 70% of eligible collateral to a maximum of 80% of eligible collateral, which will allow MCG to borrow up to $250.0 million under the facility using less collateral than previously required. Other minor modifications were also made to this facility.

MCG Capital Corporation

Press Release

February 27, 2007

In January 2007, one of our majority owned control companies, Midwest Tower Partners, LLC (“MTP”), sold substantially all of its assets and repaid its outstanding debt with those proceeds. MTP is currently in the process of making distributions to its equity holders. As of December 31, 2006, we had debt and equity investments in MTP with a fair value of $34.9 million which includes unrealized appreciation of $5.0 million. In connection with this transaction, we expect to realize the December 31, 2006 unrealized pre-tax gain of approximately $5.0 million which will have no significant impact on first quarter 2007 earnings.

In February 2007, Broadview Networks Holdings, Inc., our largest portfolio company, signed a definitive agreement to acquire InfoHighway Communications Corp., a New York-based integrated provider of hosted and managed communications solutions serving more than 12,000 business customers in the Mid-Atlantic and Northeast regions of the U.S. The transaction is expected to close in the second quarter of 2007 and is subject to regulatory approvals and other closing conditions.

During the first quarter of 2007, our board of directors approved the issuance of 777,600 shares of restricted stock to our employees pursuant to the MCG Capital Corporation 2006 Employee Restricted Stock Plan, which will generally be expensed over four years.

MCG Capital Corporation

Press Release

February 27, 2007

MCG Capital Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)

	December 31,
	2006	2005
Assets
Cash and cash equivalents	$21,691	$45,626
Cash, securitization accounts	15,931	82,107
Cash, restricted	2,587	1,977
Investments at fair value
Non-affiliate investments (cost of $629,849 and $733,717, respectively)	659,441	745,757
Affiliate investments (cost of $71,589 and $46,168, respectively)	72,031	46,156
Control investments (cost of $541,267 and $337,372, respectively)	526,140	305,647

Total investments (cost of $1,242,705 and $1,117,257, respectively)	1,257,612	1,097,560
Unearned income on commercial loans	(9,539)	(9,062)

Total investments net of unearned income	1,248,073	1,088,498
Interest receivable	10,451	10,602
Other assets	20,535	15,677

Total assets	$1,319,268	$1,244,487

Liabilities
Borrowings (maturing within one year of $167,983 and $362,435, respectively)	$521,883	$541,119
Interest payable	5,198	5,904
Dividends payable	24,652	20,967
Other liabilities	14,398	10,410

Total liabilities	566,131	578,400

Stockholders’ equity
Preferred stock, par value $.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $.01, authorized 200,000 shares on December 31, 2006 and 2005, 58,694 issued and outstanding on December 31, 2006 and 53,372 issued and outstanding on December 31, 2005	587	534
Paid-in capital	828,795	758,433
Distributions in excess of earnings:
Paid -in capital	(78,072)	(39,219)
Other	(12,365)	(26,784)
Net unrealized appreciation (depreciation) on investments	14,907	(19,697)
Stockholder loans	(715)	(3,624)
Unearned compensation—restricted stock	—	(3,556)

Total stockholders’ equity	753,137	666,087

Total liabilities and stockholders’ equity	$1,319,268	$1,244,487

Net asset value per common share at period end	$12.83	$12.48

MCG Capital Corporation

Press Release

February 27, 2007

MCG Capital Corporation

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Operating income
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$19,187	$19,765	$85,569	$69,760
Affiliate investments (5% to 25% owned)	2,168	1,408	6,015	5,745
Control investments (more than 25% owned)	17,238	7,694	47,261	30,761

Total interest and dividend income	38,593	28,867	138,845	106,266
Advisory fees and other income
Non-affiliate investments (less than 5% owned)	1,044	3,729	7,537	12,317
Affiliate investments (5% to 25% owned)	—	—	1,621	—
Control investments (more than 25% owned)	985	302	6,390	962

Total advisory fees and other income	2,029	4,031	15,548	13,279

Total operating income	40,622	32,898	154,393	119,545

Operating expenses
Interest expense	8,825	7,892	36,240	23,100
Employee compensation:
Salaries and benefits	4,031	4,889	20,274	19,331
Long-term incentive compensation	1,033	1,101	4,514	6,523

Total employee compensation	5,064	5,990	24,788	25,854
General and administrative expense	2,802	2,309	9,721	10,076

Total operating expenses	16,691	16,191	70,749	59,030

Net operating income before investment gains and losses and provision (benefit) for income taxes on investment gains	23,931	16,707	83,644	60,515

Net realized gains (losses) on investments
Non-affiliate investments (less than 5% owned)	926	(1,979)	1,619	5,741
Affiliate investments (5% to 25% owned)	—	395	9	205
Control investments (more than 25% owned)	(11,066)	(10,075)	(16,215)	3,075

Total net realized gains (losses) on investments	(10,140)	(11,659)	(14,587)	9,021
Net unrealized appreciation (depreciation) on investments
Non-affiliate investments (less than 5% owned)	7,085	2,167	17,549	7,279
Affiliate investments (5% to 25% owned)	699	1,794	455	5,289
Control investments (more than 25% owned)	7,089	9,551	16,600	(13,911)

Total net unrealized appreciation (depreciation) on investments	14,873	13,512	34,604	(1,343)

Net investment gains before income taxes on investment gains	4,733	1,853	20,017	7,678
Provision (benefit) for income taxes on investment gains	(857)	—	2,712	—

Net income	$29,521	$18,560	$100,949	$68,193

Earnings per common share basic and diluted	$0.52	$0.37	$1.86	$1.42
Cash dividends declared per common share	$0.42	$0.42	$1.68	$1.68
Weighted average common shares outstanding	57,166	50,550	54,227	48,109
Weighted average common shares outstanding and dilutive common stock equivalents	57,218	50,550	54,264	48,131

MCG Capital Corporation

Press Release

February 27, 2007

Selected Financial Data

(dollars in thousands)

(unaudited)

	2005	2006	2006	2006	2006
	Q4	Q1	Q2	Q3	Q4
Income statement:
Interest and dividend income	$28,867	$32,482	$33,431	$34,339	$38,593
Advisory fees and other income	4,031	5,155	1,839	6,525	2,029

Total operating income	32,898	37,637	35,270	40,864	40,622
Interest expense	7,892	8,912	8,695	9,808	8,825
Salaries & benefits	4,889	4,950	4,626	6,667	4,031
G & A	2,309	1,889	1,954	3,076	2,802

Distributable net operating income (DNOI)	17,808	21,886	19,995	21,313	24,964
Long-term incentive compensation	1,101	1,122	1,110	1,249	1,033

Net operating income before investment gains and losses and provision (benefit) for income taxes	16,707	20,764	18,885	20,064	23,931
Net investment gains and losses	1,853	5,638	7,617	2,029	4,733
Provision (benefit) for income taxes	—	—	3,592	(23)	(857)

Net income	$18,560	$26,402	$22,910	$22,116	$29,521

Reconciliation of distributable net operating income (DNOI) to net operating income:
Net operating income before investment gains and losses and provision (benefit) for income taxes	$16,707	$20,764	$18,885	$20,064	$23,931
Long-term incentive compensation	1,101	1,122	1,110	1,249	1,033

DNOI	$17,808	$21,886	$19,995	$21,313	$24,964

DNOI per share-record date shares (a)	$0.36	$0.41	$0.37	$0.40	$0.43
Total shares outstanding at the record date (b)	49,922	53,375	53,378	53,382	58,694

Per common share statistics:
Weighted average common shares outstanding	50,550	53,197	53,230	53,281	57,166
Net operating income before investment gains and losses and provision for income taxes per common share—basic and diluted	$0.33	$0.39	$0.35	$0.38	$0.42
Earnings per common share—basic and diluted	0.37	0.50	0.43	0.42	0.52
Net asset value per common share—period end	12.48	12.59	12.65	12.67	12.83
Dividends declared per common share	0.42	0.42	0.42	0.42	0.42

(a)	Distributable net operating income (“DNOI”) is net operating income before investment gains and losses and provision for income taxes plus long-term incentive compensation, which includes non-cash amortization expense associated with certain restricted shares and the expense associated with the dividends on performance based restricted shares and shares securing employee loans (which are shown as compensation expense for GAAP purposes.) DNOI per share is computed based on common shares outstanding subject to dividends which include shares that are still subject to forfeiture provisions. The shares related to restricted stock awards for which forfeiture provisions have not lapsed average 208, 177, 147, 100 and 327 for the three months ended December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006, respectively. These unvested shares are excluded from common shares outstanding as disclosed in the Consolidated Statements of Operations but are issued, outstanding and subject to receipt of dividend. Distributable net operating income is a non-GAAP financial measure. Management believes that distributable net operating income is a meaningful measure of amounts from operations that may be distributable to shareholders. However, actual distributions may vary and such amounts identified in this table are not intended to represent amounts we will actually distribute in future periods.

(b)	MCG uses record date shares for the calculation of DNOI per share. Record date shares represent the total shares outstanding at the record date for which the dividend is paid. For all other calculations, we use weighted average common shares outstanding as computed for GAAP purposes.

MCG Capital Corporation

Press Release

February 27, 2007

Selected Financial Data

(dollars in thousands)

(unaudited)

	Year Ended December 31,
	2005	2006
Income statement:
Interest and dividend income	$106,266	$138,845
Advisory fees and other income	13,279	15,548

Total operating income	119,545	154,393
Interest expense	23,100	36,240
Salaries & benefits	19,331	20,274
G & A	10,076	9,721

Distributable net operating income (DNOI)	67,038	88,158
Long-term incentive compensation	6,523	4,514

Net operating income before investment gains and losses and provision for income taxes	60,515	83,644
Net investment gains and losses	7,678	20,017
Provision for income taxes	—	2,712

Net income	$68,193	$100,949

Reconciliation of distributable net operating income (DNOI) to net operating income:
Net operating income before investment gains and losses and provision for income taxes	$60,515	$83,644
Long-term incentive compensation	6,523	4,514

DNOI	$67,038	$88,158

DNOI per share-record date shares (c)	$1.40	$1.61

Per common share statistics:
Weighted average common shares outstanding	48,109	54,227
Net operating income before investment gains and losses and provision for income taxes per common share—basic and diluted	$1.26	$1.54
Earnings per common share—basic and diluted	1.42	1.86
Net asset value per common share—period end	12.48	12.83
Dividends declared per common share	1.68	1.68

(c)	Distributable net operating income (“DNOI”) is net operating income before investment gains and losses and provision for income taxes plus long-term incentive compensation, which includes non-cash amortization expense associated with certain restricted shares and the expense associated with the dividends on performance based restricted shares and shares securing employee loans (which are shown as compensation expense for GAAP purposes.) DNOI per share is computed based on common shares outstanding subject to dividends which include shares that are still subject to forfeiture provisions. The unvested shares are excluded from common shares outstanding as disclosed in the Consolidated Statements of Operations but are issued, outstanding and subject to receipt of dividend. Distributable net operating income is a non-GAAP financial measure. Management believes that distributable net operating income is a meaningful measure of amounts from operations that may be distributable to shareholders. However, actual distributions may vary and such amounts identified in this table are not intended to represent amounts we will actually distribute in future periods. MCG uses record date shares for the calculation of DNOI per share. Record date shares represent the total shares outstanding at the record date for which the dividend is paid. For all other calculations, we use weighted average common shares outstanding as computed for GAAP purposes.

MCG Capital Corporation

Press Release

February 27, 2007

Selected Financial Data

(dollars in thousands)

(unaudited)

	2005	2006	2006	2006	2006
	Q4	Q1	Q2	Q3	Q4
Selected average balance sheet and income statement statistics:
Average quarterly loan portfolio—fair value	$860,258	$922,129	$867,759	$882,543	$898,226
Average quarterly total investment portfolio—fair value	1,014,371	1,096,538	1,065,329	1,126,910	1,224,725
Average quarterly total assets	1,141,637	1,220,759	1,185,552	1,206,084	1,281,747
Average quarterly stockholders’ equity	631,370	658,403	664,743	668,115	729,222
Return on average total assets (trailing 12 months)
Net operating income before investment gains and losses and provision for income taxes	5.69%	6.03%	6.04%	6.43%	6.84%
Net income	6.42%	7.37%	7.37%	7.57%	8.25%
Return on average equity (trailing 12 months)
Net operating income before investment gains and losses and provision for income taxes	10.19%	10.78%	10.79%	11.66%	12.30%
Net income	11.48%	13.16%	13.18%	13.73%	14.84%
Yield on average loan portfolio at fair value
Average LIBOR	4.34%	4.76%	5.21%	5.43%	5.37%
Impact of fee accelerations of unearned fees on paid loans	0.21%	0.70%	0.24%	0.23%	0.16%
Spread to average LIBOR on average loan portfolio atfair value	7.27%	7.25%	7.57%	7.05%	7.57%
Total yield on average loan portfolio at fair value	11.82%	12.71%	13.02%	12.71%	13.10%
Cost of funds
Average LIBOR	4.34%	4.76%	5.21%	5.43%	5.37%
Spread to LIBOR excluding amortization of deferred debt issuance costs	0.96%	0.99%	1.03%	1.09%	1.11%
Impact of amortization of deferred debt issuance costs	1.19%	0.93%	0.80%	1.18%	0.29%
Total cost of funds	6.49%	6.68%	7.04%	7.70%	6.77%
Net Interest Margin	8.09%	8.60%	9.19%	8.52%	9.51%

Selected period end balance sheet statistics:
Total investment portfolio at fair value	$1,097,560	$1,105,072	$1,087,594	$1,207,186	$1,257,612
Total assets	1,244,487	1,278,993	1,213,024	1,276,156	1,319,268
Borrowings	541,119	573,945	497,618	554,679	521,883
Total Equity	666,087	671,810	675,389	676,604	753,137
Cash, securitization accounts	82,107	119,596	74,342	20,718	15,931
Period end debt to period end equity	81.24%	85.43%	73.68%	81.98%	69.29%
Period end debt, net of cash, securitization accounts to period end equity	68.91%	67.63%	62.67%	78.92%	67.18%

Other statistics (at period-end):
Number of portfolio companies	91	89	88	90	83
Number of employees (Kagan deconsolidated effective January 1, 2006)	128	79	79	85	85
Loans on non-accrual as a percentage of total debt investments (fair value)	1.36%	2.62%	3.17%	2.93%	3.89%
Loans on non-accrual as a percentage of total investments (fair value)	1.16%	2.16%	2.56%	2.15%	2.81%
Loans past due greater than 90 days as a percentage of total debt investments (fair value)	1.79%	1.41%	1.36%	1.64%	2.41%
Loans past due greater than 90 days as a percentage of total investments (fair value)	1.53%	1.16%	1.10%	1.20%	1.74%
Loans past due greater than 90 days and non-accrual loans as a percentage of total debt investments (fair value)	2.81%	2.62%	3.17%	3.15%	4.09%
Loans past due greater than 90 days and non-accrual loans as a percentage of total investments (fair value)	2.39%	2.16%	2.56%	2.31%	2.96%

MCG Capital Corporation

Press Release

February 27, 2007

Selected Financial Data

(dollars in thousands)

(unaudited)

	2005	2006	2006	2006	2006
	Q4	Q1	Q2	Q3	Q4
Investment rating: (d)
IR 1 total investments at fair value (e)	$459,012	$499,773	$508,699	$671,848	$785,317
IR 2 total investments at fair value	429,857	349,703	330,764	308,160	285,530
IR 3 total investments at fair value	127,970	178,604	166,927	135,059	158,223
IR 4 total investments at fair value	77,454	75,849	80,184	91,095	23,585
IR 5 total investments at fair value	3,267	1,143	1,020	1,024	4,957
IR 1 percentage of total portfolio	41.8%	45.2%	46.8%	55.7%	62.4%
IR 2 percentage of total portfolio	39.2%	31.6%	30.4%	25.5%	22.7%
IR 3 percentage of total portfolio	11.7%	16.2%	15.3%	11.2%	12.6%
IR 4 percentage of total portfolio	7.0%	6.9%	7.4%	7.5%	1.9%
IR 5 percentage of total portfolio	0.3%	0.1%	0.1%	0.1%	0.4%

New investments by security type
Secured senior debt	$65,940	$44,990	$32,753	$61,211	$37,083
Subordinated debt	138,358	59,040	33,002	91,904	72,751
Preferred equity	13,498	21,410	6,849	108,605 (f)	17,299
Common/Common equivalents equity	4,301	6,708	530	790	887

Total	$222,097	$132,148	$73,134	$262,510	$128,020

Exits and repayments by security type
Secured senior debt	$62,124	$105,753	$93,808	$58,878	$47,940
Subordinated debt	2,141	20,602	3,127	85,172	26,708
Equity	890	3,802	1,282	862	5,349

Total	$65,155	$130,157	$98,217	$144,912	$79,997

Exits and repayments by transaction type
Scheduled principal amortization	$14,200	$13,367	$7,107	$7,712	$7,736
Senior loan sales	3,325	4,122	83,144	13,465	2,000
Principal prepayments	46,544	104,808	4,558	112,825 (f)	63,209
Payment of accrued payment-in-kind interest and dividends	196	4,058	3,283	10,111 (f)	2,464
Sale of equity investments	890	3,802	125	799	4,588

Total	$65,155	$130,157	$98,217	$144,912	$79,997

Composition of investments at period end, fair value
Secured senior debt	$542,981	$461,790	$407,223	$408,827	$389,721
Subordinated debt
Secured	329,498	386,070	407,082	452,566	494,992
Unsecured	61,557	63,224	64,832	24,555	24,666

Total Debt	934,036	911,084	879,137	885,948	909,379

Preferred equity	126,664	149,531	152,640	265,466	285,150
Common/Common equivalents equity	36,860	44,457	55,817	55,772	63,083

Total Equity	163,524	193,988	208,457	321,238	348,233

Total	$1,097,560	$1,105,072	$1,087,594	$1,207,186	$1,257,612

Percentage of investments at period end, fair value
Secured senior debt	49.5%	41.8%	37.4%	33.9%	31.0%
Subordinated debt
Secured	30.0%	34.9%	37.4%	37.5%	39.3%
Unsecured	5.6%	5.7%	6.0%	2.0%	2.0%

Total Debt	85.1%	82.4%	80.8%	73.4%	72.3%

Preferred equity	11.5%	13.5%	14.1%	22.0%	22.7%
Common/Common equivalents equity	3.4%	4.1%	5.1%	4.6%	5.0%

Total Equity	14.9%	17.6%	19.2%	26.6%	27.7%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

MCG Capital Corporation

Press Release

February 27, 2007

(d)	MCG uses an investment rating system to characterize and monitor our expected level of returns on each investment in our portfolio. We use the following 1 to 5 investment rating scale:

1	Capital gain expected or realized

2	Full return of principal and interest or dividend expected with customer performing in accordance with plan

3	Full return of principal and interest or dividend expected but customer requires closer monitoring

4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment

5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment

(e)	At December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006, approximately $348,363, $358,301, $352,480, $402,087 and $447,389, respectively, of loans to companies in which we also hold equity securities were included in our investments with an investment rating of “1”.

(f)	Includes approximately $41,460 of subordinated debt and $9,654 of paid-in-kind interest which was converted to preferred equity during the third quarter of 2006.

MCG Capital Corporation

Press Release

February 27, 2007

Selected Financial Data

(dollars in thousands)

(unaudited)

	Year Ended December 31,
	2005	2006
Selected average balance sheet and income statement statistics:
Average loan portfolio—fair value	$790,990	$892,571
Average total investment portfolio—fair value	926,765	1,128,723
Average total assets	1,062,649	1,223,655
Average stockholders’ equity	593,903	680,282
Return on average total assets
Net operating income before investment gains and losses and provision for income taxes	5.69%	6.84%
Net income	6.42%	8.25%
Return on average equity
Net operating income before investment gains and losses and provision for income taxes	10.19%	12.30%
Net income	11.48%	14.84%
Yield on average loan portfolio at fair value
Average LIBOR	3.56%	5.20%
Impact of fee accelerations of unearned fees on paid loans	0.75%	0.33%
Spread to average LIBOR on average loan portfolio at fair value	7.55%	7.35%
Total yield on average loan portfolio at fair value	11.86%	12.88%
Cost of funds
Average LIBOR	3.56%	5.20%
Spread to LIBOR excluding amortization of deferred debt issuance costs	0.81%	1.04%
Impact of amortization of deferred debt issuance costs	0.82%	0.80%
Total cost of funds	5.19%	7.04%
Net Interest Margin	8.85%	8.97%

MCG Capital Corporation

Press Release

February 27, 2007

Selected Financial Data

(dollars in thousands)

(unaudited)

	Year Ended December 31,
	2005	2006
New investments by security type
Secured senior debt	$245,097	$176,037
Subordinated debt	249,018	256,697
Preferred equity	66,212	154,163	(g)
Common/Common equivalents equity	18,069	8,915

Total	$578,396	$595,812

Exits and repayments by security type
Secured senior debt	$281,127	$306,379
Subordinated debt	39,135	135,609
Equity	48,524	11,295

Total	$368,786	$453,283

Exits and repayments by transaction type
Scheduled principal amortization	$77,030	$35,922
Senior loan sales	25,589	102,731
Principal prepayments	210,279	285,400	(g)
Payment of accrued payment-in-kind interest and dividends	7,364	19,916	(g)
Sale of equity investments	48,524	9,314

Total	$368,786	$453,283

(g)	Includes approximately $41,460 of subordinated debt and $9,654 of paid-in-kind interest which was converted to preferred equity during the third quarter of 2006.

About MCG Capital Corporation

MCG Capital Corporation is a solutions-focused commercial finance company providing financing and advisory services to middle market, growth-oriented companies throughout the United States. Our investment objective is to achieve current income and capital gains. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, management buyouts, organic growth and working capital.

Forward-looking Statements:

This press release contains forward-looking statements (i.e., statements that are not historical fact) describing the Company’s future plans and objectives, such as our expectation to re-deploy cash balances into new investments, or the expected value resulting from a portfolio company’s acquisition. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission, including our Form 10-Ks, Form 10-Qs and Form 8-Ks. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. We undertake no obligation to update such statements to reflect subsequent events.